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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 20, 2001
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                                  ABC Bancorp
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            (Exact name of registrant as specified in its charter)



           Georgia                 0-16181               58-1456434
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           (State or other (Commission File Number)    (IRS Employer
            jurisdiction of                             Identification
            incorporation)                              Number)


       24 2/nd/ Avenue, S.E., Moultrie, Georgia             31768
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:       (912) 890-1111
                                                   -----------------------------


               310 First Street, S.E., Moultrie, Georgia  31768
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
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     On February 21, 2001, ABC Bancorp ("ABC") announced that it had entered into a definitive Agreement and Plan of Merger dated as of February 20, 2001 (the "Merger Agreement") with Golden Isles Financial Holdings, Inc., a Georgia corporation and registered bank holding company ("Golden Isles"), pursuant to which, among other things, Golden Isles will merge with and into ABC, and The First Bank of Brunswick, a Georgia state-chartered bank and wholly-owned subsidiary of Golden Isles, shall thereupon become a wholly-owned subsidiary of ABC (the "Merger").

     As a result of the Merger, all of the issued and outstanding shares of the common stock, no par value per share, of Golden Isles (the "Golden Isles Common Stock") and all outstanding options to purchase shares of Golden Isles Common Stock shall be converted into the right to receive an aggregate consideration (the "Merger Consideration") equal to (a) $10,237,960 in cash (the "Cash Consideration") and (b) 1,241,204 shares (the "Stock Consideration") of the common stock, $1.00 par value per share, of ABC (the "ABC Common Stock"); provided, however, that if the closing price per share of the ABC Common Stock
--------  -------
for the 30 highest-volume trading days during the 60-day period ending five calendar days prior to the closing date of the Merger (the "Average Price") is higher than $12.00, then the Merger Consideration will be reduced by (i) reducing the Cash Consideration by an amount equal to one-half of the difference between the value of the Stock Consideration at the Average Price and the value of the Stock Consideration at $12.00 per share, and (ii) reducing the Stock Consideration by a number of shares equal to one- half of the difference between the value of the Stock Consideration at the Average Price and the value of the Stock Consideration at $12.00 per share, divided by the Average Price. The Merger Agreement also provides that the Board of Directors of Golden Isles may terminate the Merger Agreement and the Merger if the Average Price is higher than $14.00 per share or lower than $8.00 per share.

     The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase transaction. The consummation of the Merger is subject to (i) the approval of the Board of Governors of the Federal Reserve and the Georgia Department of Banking and Finance, (ii) the approval by the shareholders of Golden Isles, and (iii) the satisfaction or waiver of customary conditions.

     In connection with the Merger Agreement, the members of the Board of Directors of Golden Isles, who together own approximately 27% of the issued and outstanding shares of Golden Isles Common Stock, have executed and delivered to ABC irrevocable proxies pursuant to which, among other things, they agreed to vote their shares of Golden Isles Common Stock in favor of the Merger.

     The foregoing description of the Merger, the Merger Agreement and the irrevocable proxies is qualified in its entirety by reference to the Merger Agreement, which is attached as an exhibit herewith and incorporated herein by reference, and the form of Irrevocable Proxy, which is attached as Exhibit C to the Merger Agreement filed herewith and incorporated herein by reference. In addition, the Press Release issued by ABC and Golden Isles announcing the Merger is filed as an exhibit herewith and incorporated herein by reference.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c)  Exhibits.  The following exhibits are filed herewith by direct
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transmission via "EDGAR."

     2.1 Agreement and Plan of Merger dated as of February 20, 2001 by and between ABC Bancorp and Golden Isles Financial Holdings, Inc., with all exhibits thereto.

     99.1 Press Release issued on February 21, 2001 announcing the execution of the Merger Agreement.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      ABC BANCORP



                                      By:  /s/ Kenneth J. Hunnicutt
                                         ---------------------------------------
                                           Kenneth J. Hunnicutt
                                           President and Chief Executive Officer


Dated:  February 22, 2001

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                                 EXHIBIT INDEX
                                 -------------

     2.1 Agreement and Plan of Merger dated as of February 20, 2001 by and between ABC Bancorp and Golden Isles Financial Holdings, Inc., with all exhibits thereto (the "Merger Agreement").

     99.1 Press Release issued on February 21, 2001 announcing the execution of the Merger Agreement.

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